UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2013 (June 25, 2013)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, Harman International Industries, Incorporated (“Harman”), upon the recommendation of the Nominating and Governance Committee of Harman’s Board of Directors (“Board”), appointed each of John W. Diercksen and Adriane M. Brown as a director of Harman effective immediately. The Board expanded its size from ten to eleven members and appointed John W. Diercksen and Adriane M. Brown to fill the existing vacancy and the newly created seat, respectively. Each of Mr. Diercksen and Ms. Brown will serve on the Board until the 2013 Annual Meeting of Stockholders, or until their respective successor is duly elected and qualified. At the same time, Mr. Diercksen was appointed to serve as a member of Harman’s Audit Committee. Ms. Brown has not been named to any committee of the Board at this time.

Mr. Diercksen, age 63, is currently Executive Vice President of Verizon Communications (“Verizon”), a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers, where he has responsibility for key strategic initiatives related to the review and assessment of potential mergers, acquisitions and divestitures. From 2003 through 2012, Mr. Diercksen was Executive Vice President – Strategy, Development and Planning for Verizon. Mr. Diercksen earned his MBA from Pace University and his Bachelor of Business Administration in finance from Iona College.

Ms. Brown, age 55, is currently the President and Chief Operating Officer of Intellectual Ventures, a privately held invention capital firm that focuses on the creation of new inventions and the introduction of new models for monetizing inventions as stand-alone assets. Prior to joining Intellectual Ventures, Ms. Brown worked for Honeywell International, a Fortune 100 publicly traded diversified technology and manufacturing leader serving customers worldwide with aerospace products and services, control technologies for buildings, homes and industry, automotive products, turbochargers and specialty materials. Ms. Brown served as Senior Vice President, Energy Strategy from May 2009 to September 2009 and as President and CEO of Honeywell Transportation Systems from 2005 to 2009. Ms. Brown earned both a Bachelor of Science in Environmental Health and a Ph.D. in Humane Letters from Old Dominion University. Ms. Brown was also a Sloan Fellow at the Massachusetts Institute of Technology where she earned a Master of Science degree in Management.

Each of Mr. Diercksen and Ms. Brown is entitled to receive Harman’s standard non-employee director compensation, as described in Harman’s definitive proxy statement, filed with the Securities and Exchange Commission on October 22, 2012, under “The Board, Its Committees and Its Compensation — Director Compensation.” As new members of the Board, each of Mr. Diercksen and Ms. Brown was granted restricted stock units (“RSUs”) having a grant date fair market value of $200,000. The RSUs vest in equal annual installments over a three year period commencing on the first anniversary of the date of grant. The foregoing description of the RSUs does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Share Unit Agreement for Non-Officer Directors, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated herein by this reference.

There are no arrangements or understandings between either Mr. Diercksen or Ms. Brown, on the one hand, and any other person, on the other hand, pursuant to which Mr. Diercksen or Ms. Brown was elected as a director, and Harman believes there are no transactions in which either Mr. Diercksen or Ms. Brown has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of Mr. Diercksen and Ms. Brown meets the independence criteria set forth in Harman’s corporate governance guidelines and applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Share Unit Agreement for Non-Officer Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: June 26, 2013